UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2021

FUBOTV INC.

(Exact name of registrant as specified in its charter)

Florida	001-39590	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

As previously disclosed in the Company’s Current Report on Form 8-K filed March 12, 2021, Jordan Fiksenbaum resigned from his position as President of fuboTV Inc., a Florida corporation, (the “Company”), effective as of March 8, 2021 (the “Resignation Date”). Mr. Fiksenbaum was designated President of the Company prior to the merger of Facebank Group Inc. and fuboTV in April 2020. His resignation represents an amicable alignment of his post-merger current responsibilities to his role. More specifically, Mr. Fiksenbaum will remain a director and officer of Pulse Evolution Corporation, an entity in which the Company is a majority owner, and focus on that business. The Company has no current intent to designate a Company president and David Gandler will continue to lead the Company as its CEO as he has since the merger in April 2020.

The Company and Mr. Fiksenbaum have agreed (i) to enter into a Separation and Settlement Agreement and Release dated as of March 18, 2021 (the “Separation Agreement”), and, (ii) that Mr. Fiksenbaum will provide services to Pulse Evolution Corporation pursuant to the terms of a consulting agreement by and among the Company and HC Marketing, LLC, a company controlled by Mr. Fiksenbaum, dated as of March 18, 2021 (the “Consulting Agreement”).

Under the terms of the Separation Agreement, Mr. Fiksenbaum will be paid a total of Three Hundred Thousand Dollars ($300,000) to be paid in equal monthly installments of Twenty-Five Thousand U.S. Dollars ($25,000) over the first 12 months following the Effective Date (as defined in the Separation Agreement) in exchange for a general release of claims against the Company and in satisfaction of any outstanding monetary obligations of the Company to Mr. Fiksenbaum.

A copy of the Separation Agreement, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the material terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Under the terms of the Consulting Agreement, Mr. Fiksenbaum will be paid equal monthly installments of Fifteen Thousand U.S. Dollars ($15,000) over the first 12 months following the Effective Date (as defined in the Consulting Agreement) for an aggregate payment of One Hundred Eighty Thousand U.S. Dollars ($180,000) in exchange for the performance of certain services to be provided to Pulse Evolution Corporation.

A copy of the Consulting Agreement, is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the material terms of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, by and among the Company and Jordan Fiksenbaum, dated as of March 18, 2021.
10.2	Consulting Agreement, by and among the Company and HC Marketing, LLC, a company controlled by Jordan Fiksenbaum, dated as of March 18, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FUBOTV INC.

Date: March 23, 2021	By	/s/ Simone Nardi
	Name:	Simone Nardi
	Title:	Chief Financial Officer